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                               AMENDMENT TO LEASE


         This Amendment to Lease is entered into this 10th day of February, 2000, by and between Liberty Property Limited Partnership, a Pennsylvania limited partnership ("Landlord") and Tricord Systems, Inc., a Delaware corporation ("Tenant").

         WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated July 28, 1997 ("Lease") leasing approximately fourteen thousand eight hundred thirty-one (14,831) rentable square feet designated as Suite 20, in the building having an address of 2905 NW Boulevard, Plymouth, Minnesota 55441.

         WHEREAS, Landlord and Tenant mutually desire to amend the Lease to extend the term for an additional twenty-four (24) months (through August 31, 2002), and in certain other respects

         NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions herein set forth, it is agreed by and between the parties as follows:

         1. Term Extension. Section 1(c) of the Lease is amended by deletion of the current definition of "Term" and the substitution therefor of the following:

          "TERM: Sixty (60) months plus any partial month from the Commencement Date until the first day of the first calendar month during the Term."

         2. Minimum Annual Rent. Section 1(d)(i) is amended to reflect the Minimum Annual Rent payable in the years ending August 31, 2001 and 2002 as follows:

         In the chart contained in section 1(d)(i) in line 4, insert $134,220.60 in the column labeled "Annual" and $11,185.05 in the column labeled "Monthly", and in line 5 insert $135,703.68 in the column labeled "Annual" and $11,308.64 labeled Monthly.

         3. Attorney's Fees. Section 18(c)(iv) is amended by the deletion of the current provision and the substitution therefor of the following:

         "Tenant shall pay, within ten (10) days of receipt of an invoice, Landlord's reasonable attorneys' fees and costs in connection with the review, processing and documentation of any transfer for which Landlord's consent is required, provided that such fees and costs shall not exceed One Thousand Dollars ($1,000)."

         4. Other Terms and Conditions. All other terms and conditions of the Lease shall remain in full force and effect and have not been modified, altered or changed.


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         IN WITNESS WHEREOF, this Amendment to Lease has been entered into as of the date first above written.

                                        LANDLORD:

                                        LIBERTY PROPERTY LIMITED PARTNERSHIP,
                                        a Pennsylvania limited partnership

                                        By: Liberty Property Trust
                                            Its: Sole General Partner


                                        By: /s/ Robert L. Kiel
                                            ------------------------------------
                                            Robert L. Kiel
                                            Its: Senior Vice President
                                                 Regional Director


                                        TENANT:


                                        TRICORD SYSTEMS, INC., a Delaware
                                        corporation


                                        By: /s/ J. Mitcham
                                            ------------------------------------
                                            J. Mitcham
                                            Its: Co-Chief Executive Officer



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